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                                 PROMISSORY NOTE

$55,000,000                                          Greensboro, North Carolina
                                                     May 25, 1995

         FOR VALUE RECEIVED, the undersigned PLUMA, INC., a North Carolina corporation ("Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Lender"), or order, at the principal office of the Lender in Greensboro, North Carolina, or at such other place as the Lender may from time to time designate in writing, the principal sum of Fifty-Five Million and No/100 Dollars ($55,000,000), or, if less, the aggregate unpaid balance of all Loans made by Lender to Borrower pursuant to the Loan Agreement (as hereinafter defined), the provisions of which hereby are incorporated herein by reference, in lawful money of the United States of America in federal or other immediately available funds, such principal amount to be payable at the times and in the manner set forth in the Loan Agreement with a final maturity date of May 30, 2000 unless such date is extended pursuant to the terms of the Loan Agreement.

         Borrower also unconditionally promises to pay interest on the unpaid principal amount of this Note for each day from the date hereof until repaid in full at the rate or rates and in the manner provided for in the Loan Agreement, payable in arrears, at the times and in the manner set forth in the Loan Agreement. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest lawful rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest applicable rate, then such excess shall be applied to the unpaid principal amount due hereunder or, if the principal amount of this Note has been paid in full, refunded to the Borrower.

         Each overdue and unpaid installment of principal or inter est, or both, required hereunder shall be subject to a late payment charge of four percent (4%) of the amount of any such unpaid installment which is not paid within fifteen (15) days after the due date hereof. The acceptance of payment of any installment hereof by Lender after the date on which such in stallment becomes due as set forth herein shall not be held to establish a custom or to constitute a waiver of any rights of Lender to enforce prompt payment of any further installment.

         For purposes of this Note, the term "Loan Agreement" shall mean the Loan and Security Agreement dated of even date herewith, between Borrower and Lender, as the same may be hereafter amended or supplemented from time to time. All other capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Loan Agreement.



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         Borrower, for itself and its successors and assigns, ex pressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices, and consents that Lender may release or surrender, exchange or substitute any collateral security now held or which may hereafter be held as security for the payment of this Note.

         This Note is the Note issued to evidence the Loans made pursuant to the provisions of the Loan Agreement and is secured in accordance with the terms of, and is entitled to the benefits of, the Loan Agreement, including those terms relating to the acceleration of the maturity of this Note upon the occurrence of an Event of Default or upon the termination of the Loan Agreement pursuant to
Section 11.2 or 11.3 thereof. Payment of this Note is secured by the Collateral as described in the Loan Agreement and by the Deeds of Trust on the Realty dated of even date herewith as described in the Loan Agreement.

         This Note shall be governed by and construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of North Carolina.

         In the event that this Note shall at any time after maturity be placed with an attorney for collection, Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reason able attorneys' fees, incurred by Lender in collecting the indebtedness due hereunder.

         Upon and after the occurrence of an Event of Default, the unpaid principal amount of this Note shall bear interest at the election of Lender at the Default Rate provided in the Loan Agreement until either such Event of Default is cured to Lender's satisfaction or otherwise waived in writing by Lender or the indebtedness evidenced by this Note is paid in full.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on the day and year first above written.

                                         PLUMA, INC.

                                         By: /s/ R. Duke Ferrell, Jr.

ATTEST:                                     Title: President

 /s/ George G. Wade

 ___________ Secretary

  [CORPORATE SEAL]

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